UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 23, 2006

                            WATERFORD GAMING, L.L.C.
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

      Delaware                     333-17795                  06-1465402
 ------------------             ---------------           ----------------
 (State or other                (Commission File          (I.R.S. Employer
  jurisdiction of                Number)                   Identification
  incorporation or                                         Number)
  organization)


             914 Hartford Turnpike
                  P.O. Box 715
                 Waterford, CT                      06385
    ---------------------------------------       -----------
    (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (860)442-4559

Item 8.01

On January 6, 1998, Leisure Resort Technology, Inc. ("Leisure Resort") and defendants Waterford Gaming, LLC, Trading Cove Associates, LMW Investments, Inc., and Slavik Suites, Inc. settled a prior lawsuit brought by Leisure Resort. Leisure Resort is a former beneficial interest holder in Trading Cove Associates, a general partnership of which Waterford Gaming, LLC is a partner. In connection with this settlement, Leisure Resort and Trading Cove Associates, Waterford Gaming LLC, LMW Investments, Inc., and Slavik Suites, Inc. entered into a Settlement and Release. Pursuant to this Settlement and Release, Waterford Gaming, LLC bought out Leisure Resort's beneficial interest in Trading Cove Associates. In its current lawsuit, filed January 7, 2000, Leisure Resort claims in an Amended Complaint dated February 4, 2000, that in connection with the negotiation of this Settlement and Release it was not properly informed of and involved in certain negotiations between Waterford Gaming, LLC, Trading Cove Associates, LMW Investments, Inc., Slavik Suites, Inc., Waterford Group, LLC, Len Wolman and Mark Wolman (collectively, the "Defendants") and the Mohegan Tribe of Indians of Connecticut (the "Tribe") regarding a possible extension to the business relationship between Trading Cove Associates and the Tribe. Leisure Resort further alleges that as a result of Defendants' alleged acts, Leisure Resort's assessment of the value of its beneficial interest was affected and it was not able to make a fully-informed decision regarding the execution of the Settlement and Release. Leisure Resort has asserted claims for breach of fiduciary duty, fraudulent non-disclosure, unfair trade practices under Connecticut General Statutes ss. 42-110a et seq., and unjust enrichment.

By Memorandum of Decision dated October 13, 2000, the Court struck Leisure's cause of action for unfair trade practices, struck Leisure Resort's claim for an accounting, and struck the alter ego allegations in the Complaint against LMW Investments, Inc., Slavik Suites, Inc., Len Wolman, and Mark Wolman.

On November 15, 2000, the Defendants answered the Complaint. In addition, Waterford Gaming, LLC and Trading Cove Associates asserted counterclaims for breach of the Settlement and Release and Breach of the Implied Covenant of Good Faith against Leisure Resort and its president, Lee Tyrol (the "Counterclaim"). Tyrol was served with the summons and Counterclaim on January 2, 2001.

By Memorandum of Decision dated June 13, 2001, the Court dismissed the counterclaims against Tyrol. By Memorandum of Decision dated August, 6, 2001, the Court struck the first and second counts of the Complaint against LMW Investments, Inc., Slavik Suites, Inc., Len Wolman, and Mark Wolman.

Leisure Resort also moved for summary judgment seeking dismissal of the counterclaims in full. This motion for summary judgment was denied on April 14, 2003.

The Defendants then moved for summary judgment on April 15, 2004, seeking dismissal of Leisure Resort's remaining claims for fraudulent non-disclosure, breach of fiduciary duty, and unjust enrichment. By Memorandum of Decision dated August 4, 2004 ("Order Granting Summary Judgment"), the Court granted the Defendants' motion and dismissed the clams against the Defendants. Leisure Resort filed an appeal of the Court's Order Granting Summary Judgment and the Defendants filed an opposition to that appeal.

On May 9, 2005, the Connecticut Supreme Court transferred Leisure Resort's appeal of the trial court's grant of summary judgment in favor of the Defendants, to itself. The Connecticut Supreme Court heard oral argument on Leisure Resort's appeal on September 21, 2005. On January 23, 2006, the Supreme Court affirmed the trial court's decision granting summary judgment in favor of the defendants on all of plaintiff's claims. Defendants' counterclaims against Leisure Resort remain pending.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WATERFORD GAMING, L.L.C.






Date: January 25, 2006                   By:/s/Len Wolman
                                         Len Wolman, Chief Executive Officer